AMENDMENT TO CO-ADMINISTRATION AGREEMENT

                                February 13, 2003

Credit Suisse Asset Management
     Securities, Inc.
466 Lexington Avenue
New York, New York  10017-3147

Ladies and Gentlemen:

                  Pursuant to Section 7 of the Co-Administration Agreement (the "Co-Administration Agreement") among certain Credit Suisse Funds and Credit Suisse Asset Management Securities, Inc., dated November 1, 1999, the Co-Administration Agreement is hereby amended with respect to the specific Funds executing this Amendment to delete paragraph (2) of Exhibit B and replace it in its entirety by the following:

                   (2) Each Fund not listed in (1) above will pay the Administrator a fee calculated at an annual rate of .10% of average daily net assets attributable to Common Shares, Advisor Shares, Class A Shares, Class B Shares and Class C Shares.

                  Except as expressly amended by this Amendment, the Co-Administration Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment. All references in the Co-Administration Agreement to "this Agreement" shall be deemed to refer to the Co-Administration Agreement as amended by this Amendment.


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                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                          Very truly yours,
                          (each of the Credit Suisse Funds listed on Schedule A hereto)


                          By: /s/Hal Liebes

                             Name:  Hal Liebes
                             Title: Vice President and Secretary

Accepted:

CREDIT SUISSE ASSET MANAGEMENT
SECURITIES, INC.


By:   /s/Hal Liebes
      -------------
      Name:  Hal Liebes
      Title:  Secretary


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                                                                      SCHEDULE A

Credit Suisse European Equity Fund
Credit Suisse Global Financial Services Fund
Credit Suisse Global Health Sciences Fund
Credit Suisse Global Technology Fund
Credit Suisse Institutional Fixed Income Fund
Credit Suisse Institutional High Yield Fund
Credit Suisse Institutional International Fund
Credit Suisse Municipal Bond Fund
Credit Suisse Select Equity Fund
Credit Suisse Capital Appreciation Fund
Credit Suisse Capital Funds
         Credit Suisse Tax Efficient Fund
         Credit Suisse Large Cap Value Fund
         Credit Suisse Small Cap Value Fund
Credit Suisse Emerging Growth Fund
Credit Suisse Emerging Markets Fund
Credit Suisse Fixed Income Fund
Credit Suisse Global Fixed Income Fund
Credit Suisse Global Post-Venture Capital Fund
Credit Suisse Institutional Fund
         Capital Appreciation Portfolio
         Harbinger Portfolio
         International Focus Portfolio
         Investment Grade Fixed Income Portfolio
         Large Cap Value Portfolio
         Select Equity Portfolio
         Small Cap Growth Portfolio
         Small Cap Value Portfolio
Credit Suisse International Focus Fund
Credit Suisse Investment Grade Bond Fund
Credit Suisse Japan Growth Fund
Credit Suisse New York Municipal Fund
Credit Suisse Opportunity Funds
         Credit Suisse High Income Fund
         Credit Suisse International Fund
         Credit Suisse Municipal Money Fund
         Credit Suisse U.S. Government Money Fund
Credit Suisse Small Cap Growth Fund
Credit Suisse Strategic Value Fund
Credit Suisse Cash Reserve Fund
Credit Suisse New York Tax Exempt Fund
Credit Suisse Trust
         Blue Chip Portfolio
         Emerging Growth Portfolio
         Emerging Markets Portfolio
         Global Post-Venture Capital Portfolio
         Global Technology Portfolio
         High Yield Portfolio
         International Focus Portfolio
         Large Cap Value Portfolio
         Small Cap Growth Portfolio
         Small Cap Value Portfolio
         Strategic Small Cap Portfolio